Potlatch
Intra Company Memo                                        Potlatch Corporation

Date:    January 12, 1999

To:      Stock Option Program Participants

From:    Barbara M. Failing

Subject: Amendments to 1989 and 1995 Stock Incentive Plans

On December 3, 1998, Potlatch's Board of Director amended the 1989 and 1995 Stock Incentive Plans to make the following changes:

1. to extend the post-termination exercise period for stock options from 36 months to the full term of the option when employment terminates due to retirement under the Salaried Employees' Retirement Plan, disability, or death;


2.   to note the change of the corporate office from San Francisco to Spokane;
     and

3. to change the applicable state law governing provision interpretation from California to Delaware.

The Board authorizes the amendment of your outstanding nonqualified stock options to include these changes. To have the amendments apply to your outstanding nonqualified stock option(s), you must sign and return the enclosed copy of this memo. If you are a holder of more than one non-qualified stock option, this amendment will apply to all held on December 3, 1998.

Upon signing and returning the copy of this memo, Sections 5, 8 and 15 of your outstanding option agreements will be amended as follows:


                               1 of 4
                                                          Exhibit (10)(m)(i)

1995 Stock Incentive Plan Option Agreement

    The following discussion entirely replaces Section 5(a) and (b):

    "(a) If the termination of employment is caused by Employee's death, this Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of death and had not previously been exercised, may be exercised at any time before the end of the Option Period as specified in the Option Agreement by Employee's executors or administrators or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance.

    (b) If the termination of Employee's employment is caused by Disability or Early, Normal or Late Retirement under the Potlatch Corporation Salaried Employee's Retirement Plan, this Option, to the extent it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised at any time before the end of the Option Period as specified in the Option Agreement."

    The following discussion entirely replaces paragraph one of Section 8:

    "Employee, or Employee's representative, may exercise 20% or more of the portion of this Option that has become vested under Paragraph 3 of this Agreement by giving written notice to the Corporation at Spokane, Washington, attention of the Vice President, Employee Relations, specifying the election to exercise the Option, the number of Shares for which it is being exercised and the method of payment for the amount of the Purchase Price of the Shares for which this Option is exercised. Such payment shall be made:

       (a) In United States dollars delivered at the time of exercise;

       (b) Subject to the conditions stated in rules and regulations adopted by the Committee, by the surrender of Shares in good form for transfer, owned by the person exercising this Option and having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price; or

       (c) In any combination of Subparagraphs (a) and (b) above, if the total of the cash paid and the Fair Market Value of the Shares surrendered equals the Purchase Price of the Shares for which this Option is being exercised."

     The following discussion entirely replaces Section 15:

     "This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware without regard to choice of law principles."

                              2 of 4

1989 Stock Incentive Plan Option Agreement

     The following discussion entirely replaces Section 5(a) and (b):

     "(a) If the termination of employment is caused by Employee's death, this Option, to the extent that it was exercisable under Paragraph 3 of this Agreement at the date of death and had not previously been exercised or called, may be exercised or called at any time before the end of the Option Period as specified in the Option Agreement by Employee's executors or administrators or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance.

     (b) If termination of Employee's employment is caused by Disability or Early, Normal or Late Retirement under the Potlatch Corporation Salaried Employees' Retirement Plan, this Option, to the extent it was exercisable under Paragraph 3 of this Agreement at the date of such termination and had not previously been, may be exercised or called at any time before the end of the Option Period as specified in the Option Agreement."

     The following discussion entirely replaces paragraph two of Section 8:

     "Employee, or Employee's representative, may exercise this Option by written notice to the Corporation at Spokane, Washington, attention of the Vice President, Employee Relations, specifying the election to exercise the Option, the number of Shares in respect of which it is being exercised and the method of payment for the amount of the Purchase Price of the Shares as to which this Option is exercised. Such payment shall be made:

        (a) In United States dollars delivered at the time of exercise;

        (b) Subject to the conditions stated in rules and regulations adopted by the Corporation to govern its stock option program, by the surrender of Shares in good form for transfer, owned by the person exercising this Option and having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price; or

        (c) In any combination of Subparagraphs (a) and (b) above, if the total of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price of the Shares with respect to which this Option is being exercised."

     The following discussion entirely replaces Section 15:

     "This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware without regard to choice of law principles."

                                3 of 4



If you have any questions regarding the proposed amendment to your nonqualified stock option(s), please call me


POTLATCH CORPORATION

By____________________
  Barbara M. Failing

I agree to the foregoing amendments to my nonqualified stock option agreement(s):


_____________________________       ____________________________
Employee                            Date



                              4 of 4